Consent of Independent Certified Public Accountants

First Investors Series Fund
95 Wall Street
New York, New York  10005

         We consent to the use in Post-Effective Amendment No. 30 to the Registration Statement on Form N-1A (File No. 33-25623) of our report dated January 31, 2000 relating to the December 31, 1999 financial statements of First Investors Insured Intermediate Tax Exempt Fund, a series of First Investors Series Fund, which are included in said Registration Statement.




                                               /s/ TAIT, WELLER & BAKER
                                               TAIT WELLER & BAKER






Philadelphia, Pennsylvania
April 25, 2000